Exhibit 5.1

December 13, 2006
GTx, Inc.
3 N. Dunlap Street, 3rd Floor
Van Vleet Building
Memphis, TN 38163
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the sale by GTx, Inc., a Delaware corporation (the “Company”), of up to 3,799,600 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the Registration Statement on Form S-3 originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on August 4, 2005 (the “Initial Registration Statement”), as amended and supplemented by subsequent filings, including the Registration Statement on Form S-3 filed with the Commission pursuant to Rule 462(b) of the Act (together with the Initial Registration Statement, the “Registration Statements”), and the related Prospectus and Prospectus Supplement to be filed with the Commission. All of the Shares are to be sold by the Company as described in the Registration Statements and the related Prospectus and Prospectus Supplement.
In connection with this opinion, we have examined and relied upon the Registration Statements and related Prospectus included therein, the Prospectus Supplement to be filed with the Commission pursuant to Rule 424 under the Act, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statements and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus included in the Registration Statements and to the filing of this opinion as an exhibit to the Registration Statements.
Very truly yours,
Cooley Godward Kronish LLP
/s/ Suzanne Sawochka Hooper
Suzanne Sawochka Hooper
FIVE PALO ALTO SQUARE 3000 EL CAMINO REAL PALO ALTO CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM